                                                                     EXHIBIT 5.1

                               September 23, 1997




Southern Mineral Corporation
500 Dallas, Suite 2800
Houston, Texas  77002-4708

         RE:      REGISTRATION STATEMENT ON FORM S-2

Dear Ladies and Gentlemen:


         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $34,500,000 aggregate principal amount of __% Convertible Subordinated Debentures due 2007 (the "Debentures"), including up to $4,500,000 in aggregate principal amount of Debentures pursuant to an over-allotment option granted to the underwriters, and such number of shares of Common Stock, par value $.01 per share (the "Common Stock"), as may be issuable upon conversion of the Debentures, of Southern Mineral Corporation, a Nevada corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion:


         1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Nevada.


         2. When the Registration Statement has become effective under the Act, the issuance and sale of the Debentures will not violate any applicable law or agreement or instrument then binding on the Company.


         3. A sufficient number of shares of Common Stock have been reserved for issuance upon the conversion of the Debentures, as contemplated in the Registration Statement.


         4. Shares of Common Stock issued and delivered upon conversion of the Debentures, in accordance the with indenture contemplated in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
Southern Mineral Corporation
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Debentures and the Common Stock and to the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Act.



                                      Very truly yours,



                                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.